UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2014 (November 26, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in its charter)

_________________________

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Indemnification Agreements

On November 26, 2014, American Realty Capital Properties, Inc. (the “Company”) entered into indemnification agreements (each, an “Indemnification Agreement”) with each of Michael J. Sodo, Executive Vice President, Chief Financial Officer and Treasurer of the Company, and Gavin B. Brandon, Senior Vice President and Chief Accounting Officer of the Company (together, the “Indemnitees”), that obligate the Company to indemnify the Indemnitees to the maximum extent permitted by Maryland law against all judgments, penalties, fines and amounts paid in settlement and all expenses actually incurred by the Indemnitees or on their respective behalves in connection with a proceeding or proceedings. The Indemnitees are not entitled to indemnification if it is established that one of the exceptions to indemnification under Maryland law, as set forth in the Indemnification Agreements, exists.

In addition, the Indemnification Agreements require the Company to advance reasonable expenses incurred by or on behalf of the Indemnitees within 10 days of the receipt by the Company of a statement from the Indemnitees requesting the advance. The Indemnification Agreements also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change in control of the Company (as defined in the Indemnification Agreements).

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ David S. Kay
Name:	David S. Kay
Title:	Chief Executive Officer

ARC PROPERTIES OPERATING PARTNERSHIP, L.P. By: American Realty Capital Properties, Inc., its sole general partner

By:	/s/ David S. Kay
Name:	David S. Kay
Title:	Chief Executive Officer

Date: December 3, 2014